Exhibit  10.4

Project  No:  BDP  503  0890
April  27,1998
Island  Critical  Care  Corporation
100-10  Camelot  Drive  Nepean,  Ontario  K2G5X8

Attention:  Ken  Legere
-----------------------

Dear  Mr.  Legere:
Re:  ACOA  Business  Development  Program  (BDP)
     -------------------------------------------

     In response to your application dated April 14, 1998, the Atlantic Canada Opportunities Agency ("the Agency"), hereby offers to make a Repayable Contribution to Island. Critical Care Corporation ("the Applicant") upon the following Terms and Conditions:

     1.00  Contribution
           ------------

     1.01 Subject to all other provisions of this Agreement, the Agency will make a Repayable Contribution ("the Contribution") to the Applicant to assist in the execution by the Applicant of the Project as described and defined in Annex 1 (Statement of Work) calculated as the lesser of (a) and (b) as follows: (a) 50% of eligible capital costs estimated to be $720,000; or (b) $360,000.

     2.00     Disbursements
              -------------

     2.01    Progress  Payments
             ------------------

     At the request of the Applicant, the Agency may make progress payments to the Applicant based on claims for eligible costs which have been incurred. Each claim shall be completed in accordance with instructions to be provided by the Agency to the Applicant.

               Joint  Payments
               ---------------

     At the discretion of the Agency or at the request of the Applicant, the Agency may make a payment/s jointly to the Applicant and the supplier for eligible costs which have been incurred.

              Final  Payments
              ---------------

     Notwithstanding the foregoing, 10% of the Contribution will normally be reserved for a final payment to be based on a claim submitted by the Applicant at the time of Project Completion and normally after all eligible costs have been incurred and paid.

     2.02 It is a requirement of this agreement that the Applicant shall keep the original invoices and proof of payment for all claimed costs readily available for examination by the Agency during any payment verification or audit and until 36 months following the end of the Control Period.

     3.00   Repayment  Terms
            ----------------

     3.01 The Applicant shall repay the Contribution to the Agency in sixty equal installments of $6,000; however, the last installment will be adjusted to include all sums owing.

     3.02 The first repayment installment is due and payable on January 1, 2000.

     3.03 Prior to any disbursement of this Contribution by the Agency, the Applicant shall arrange pre-authorized payments for scheduled repayments for the period until full repayment of the Contribution is completed. (Annex 4 is attached).

     3.04 The Applicant shall pay, where the account is overdue and in addition to any amount payable, interest on that amount. The interest, calculated and compounded monthly, shall accrue from the due date until payment is received. The rate of interest shall be equal to three percent (3%) higher than the average Bank of Canada discount rate for the previous month.

     3.05 A $15 administration fee will be charged on every payment for which insufficient funds were available in the account identified for payment.

     3.06 The Applicant may, at any time, make prepayments on account of repayment installments and each such prepayment will be applied first to interest owing and secondly to repayment installments in reverse order of maturity.

     4.00    Special  Conditions
             -------------------

     4.01 The Agency shall not contribute to any cost incurred by the Applicant prior to April 16, 1998.

     4.02    As  a  condition  of  the  Agency's  assistance,
     (a) The Applicant shall ensure the Project commences on or before June 1,1998.
     (b) The Applicant shall ensure the Project is completed as described in the Statement of Work on or before March 31, 1999.

     4.03 The Applicant shall inform the Agency promptly in writing of any, assistance from other federal, provincial or municipal sources which had been received or is to be received for the Project and the Agency shall have the right to adjust the amount of the assistance to take into account the amount of any such further assistance received.

     4.04 The Applicant shall comply with environmental protection measures in relation to the Project that satisfy the requirements of all regulatory bodies of appropriate jurisdiction.

     4.05 The Applicant shall attain equity, satisfactory to the Agency, in the total amount of $800,000 on or before the date of the first disbursement by the Agency to the Applicant.


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     4.06  Unless  otherwise  authorized by the Agency in writing, this level of equity  shall  be  maintained  until  the  end  of  the  control  period.

     4.07 Prior to the end of the control period, the Applicant shall not pay any dividends whatsoever, make payments to a parent company or any of its affiliates, nor payout shareholders loans without the approval of the Agency.

     4.08 The Applicant, on or before the date of first disbursement, shall obtain working capital financing in the amount of $1,500,000, and Human Resource Development Corporation (HRDC) funding in the amount of $300,000.

     4.09 The Applicant, on or before the date of first disbursement shall provide proof that;

     (i) Island Critical Care Corporation is licensed to carry on business in Prince Edward Island;

     (ii) That the licensing agreement between Masimo and Schiller Canada has been transferred to Island Critical Care Corporation, and

     (iii) National Research Council (NRC) has reviewed the product engineering plans.

     5.00    Reporting
             ---------

     5.01 From the date of Project Commencement until the Project Completion date, the Applicant shall submit, at the request of the Agency, status reports on the progress and results of the Project in a form satisfactory to the Agency.

     5.02 The Applicant shall submit to the Agency, within 90 days of the end of each fiscal year which commences before the end of the Control Period, as defined in the attached general conditions, a copy of its financial statements.

     6.00    Notice
             ------

     6.01 Any notice or correspondence to the Agency, including the attached duplicate copy of this Agreement signed by the Applicant, shall be addressed to;

     Atlantic  Canada  Opportunities  Agency
     P.O.  Box  40
     Charlottetown  PE  C  1  A  7K2
     Attention:  Pat  MacAulay
                 -------------
     or  to  such  address  as  is  designated  by  the  Agency  in  writing.

     7.00    Entire  Contract
             ----------------

     7.01 This offer, if accepted, including all Annexes will constitute the entire agreement between the parties with respect to its subject matter. No amendments shall be made to the resulting contract unless confirmed in writing.

     This offer is open for acceptance for 60 days from the date that appears on its face. The date of acceptance shall be the date the duplicate copy of this offer, unconditionally accepted and duly executed by the Applicant is received by the Agency.

     If further information is required, please contact the undersigned at (902) 368-0670 or 1-800-871-2596.

     Yours  truly,
     /s/  Dan  Fenety
     Dan  Fenety
     Vice  President


     Attachments:
     -  Annex  1  -  The  Project  -  Statement  of  Work
     -  Annex  2  -  Project  Fact  Sheet  for  News  Release
     -  Annex  3  -  General  Conditions
     -  Annex  4  -  Pre-Authorization  Payment  Form
     The  foregoing  offer  is  hereby  accepted  this  25 day  of  May, 1998.
                                                        ---         ---
     Island  Critical  Care  Corporation
     (Project  No:  BD  5030890)
     /s/  Kenneth  R.  Legere
     --------------------------
     (Signature)

     President
     (Title)

                                                        (Corporate Seal)

     ------------------------
     (Signature)
     ------------------------
     (Title)

     November  2,  1999

     Business  Development  Project  #BDP  5030890


     Mr.  Ken  Legere
     Island  Critical  Care  Corporation
     29  Hollahan
     Nepean,  ON
     K2J3W9

     Dear  Mr.  Legere:

     We believe that providing information to the public about government and private sector activity is an important element in influencing economic development in Atlantic Canada. Highlighting news about local business development projects helps increase awareness about how business and community activity contributes to job creation and economic growth.

     I wish to draw your attention to the communications clauses in your recent letter of offer for government assistance. They allow for general and funding information about your project(s) to become accessible to the public and media. Your letter of offer indicates that ACOA has the first right to publicly announce funding to your project(s) through a news release or other promotional activity such as a sod-turning or official opening.

     The attached "fact sheet" contains information extracted from your project(s) files and is used as the basis for preparing an announcement. The information may be used in other public materials. Please let us know if any changes are required in this document.

     If you already have plans to carry out a promotional activity, please let me know. The communications clauses require that you notify this office at least 21 days in advance of any planned event or promotional activity. This allows for our input and planning for a federal representative to participate in your special activity.

     We look forward to discussing any promotional activities or announcements that may be planned, and answering any questions about communications matters related to your project. Please contact the undersigned at (902) 566-7491 or via Email: jobrien@acoa.ca.

     Thank you very much for your cooperation, and we're pleased to be able to assist you. I trust your project will meet with success as it progresses.

     Yours  sincerely,

     /s/  Jean  O'Brien
     Jean  0'Brien  A/Director,  Communications
     Attachment

     ANNEX  2
     PROJECT  FACT  SHEET
     --------------------
     FOR  NEWS  RELEASE
     ------------------
     Program:                                    Project  No:  BDP  5030890
     ACOA Business Development Program
     Name  &  Address  of  Applicant:               Applicant  Contact:
     Island Critical Care Corporation               Name: Ken Legere 29 HolliAan
                                                    Title:  President
     Nepean,  ON  K2J  3W9                          Telephone:  613-823-4880
                                                    Fax;  613-823-4881

     Project  Location:     Summerside,  P.E.I.     Project  Type: Establishment

     Project Description: Island Critical Care proposes to establish a manufacturing facility in Prince Edward Island to manufacture leading edge medical instrumentation for international distribution. The first product to be manufactured by Island Critical Care Corporation will be a pulse oximeter that incorporates signal extraction technology. ACOA's assistance will assist in the acquisition of the plant equipment, the product certification and the marketing activities associated with the product launch.

     Total  Costs:     $2,960,000                   Eligible  Costs:  $720.000
     Authorized  Assistance:  $360,000
     Job  Creation/Maintenance:  Cr:  36  Mn:
     Estimated  Sales  Resulting  from  Project:   (3  years)
     Estimated  Project  Commencement  Date:   June  1,  1998
     Estimated  Completion  Date:     March  31,  2000
     ACOA/APECA
     RECEIVED/RECU
     SEP  30  1999
     Prince  Edward  Island  &  Tourism  ile-du-  prince-edouard  et du tourisme


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